EXHIBIT 23.2

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent certified public accountants, we hereby consent to the use of our report dated February 5, 2006 of Lixte Biotechnology Holdings, Inc. and to the reference made to our firm under the caption “Experts” included in or made part of this Amendment No. 3 to the Registration Statement on Form SB-2.

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
March 12, 2007